UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2012

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Triangle Petroleum Corporation (the “Company”), which owns 83.33% of the outstanding Series A Units of its pressure pumping subsidiary RockPile Energy Services, LLC (“RockPile”), has entered into non-binding term sheets with the other two holders of RockPile Series A Units to purchase the remaining 16.67% of RockPile’s outstanding Series A Units for an aggregate purchase price of 2,185,715 shares of the Company’s common stock and $609,000 in cash. Pursuant to the term sheets, the shares of the Company’s common stock issuable upon closing the transaction would be issued as restricted securities with an obligation by the Company to file with the Securities and Exchange Commission within sixty days of closing a Form S-3 registration statement registering the resale of such shares. The transaction remains subject to approval by the Company’s board of directors and the negotiation of definitive documentation.

Certain statements in this Current Report on Form 8-K regarding the potential purchase by the Company of RockPile Series A Units are “forward-looking statements” as defined by the Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this Current Report are made as of the date of this Current Report, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
President and Chief Executive Officer